EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                            April 3, 2004



The firm of Kyle L. Tingle, Certified Public Accountant, hereby consents to the inclusion of his report of April 3, 2004, accompanying the audited financial statements of Blackfoot Enterprises, Inc., as at December 31, 2002, contained in the audited financial statements as at December 31, 2002 in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC

















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net